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                EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                (millions of dollars except earnings per share)
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                                             Nine Months Ended
                                                September 30
                                            -------------------
                                             1996         1995
                                            ------       ------
Primary
 Average Shares Outstanding                   74.2         73.8
 Treasury Method (Average Market Price)
    Stock Options                              0.6          0.7
    Restricted Stock (RSVP)                    0.3          0.3
                                            ------       ------

 Primary Average Shares Outstanding           75.1         74.8
                                            ======       ======

 Primary Net Earnings                       $111.2       $191.1
                                            ======       ======

 Earnings Per Share                         $ 1.48       $ 2.55
                                            ======       ======


Fully Diluted
 Average Shares Outstanding                   74.2         73.8
 Treasury Method (Average Market Price
 or End of Period, whichever is greater):
    Stock Options                              0.7          1.0
    Restricted Stock (RSVP)                    0.3          0.3
 Assumed Conversion of Debt                    2.2          2.2
                                            ------       ------

 Fully Diluted Average Shares Outstanding     77.4         77.3
                                            ======       ======


 Net Earnings                               $111.2       $191.1
 Interest Expense, net of tax                  3.3          3.1
                                            ------       ------

 Fully Diluted Net Earnings                 $114.5       $194.2
                                            ======       ======

 Earnings Per Share                         $ 1.48       $ 2.51
                                            ======       ======
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